EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41989, 33-41990, 33-46682, 33-46683, 33-96506, 33-96510, 333-01668, 333-31855, 333-31857, 333-64222, 333-128046, 333-128049, 333-134460, and 333-143277) and Form S-3 (Nos. 33-82292 and 333-80927) of Panera Bread Company of our report dated February 26, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, MO
February 26, 2010